Hilites

Talisman Energy Inc.
Highlights

	Three months ended		Six months ended
	June 30		June 30
	2003	2002	2003	2002
Financial
(millions of Canadian dollars unless otherwise stated)
Cash flow	600	652	1,445	1,229
Net income	201	90	774	191
Exploration and development expenditures	492	386	947	948
Per common share (dollars)
Cash flow (1)	4.65	4.84	11.17	9.15
Net income (2)	1.52	0.62	5.90	1.33
Production
(daily average)
Oil and liquids (bbls/d)
North America	57,302	60,381	58,087	60,524
North Sea	102,274	129,002	105,498	130,850
Southeast Asia	22,899	22,501	22,134	22,766
Algeria	3,766	-	3,336	-
Sudan	-	60,604	26,295	59,612
Synthetic oil	2,441	2,669	2,514	2,804
Total oil and liquids	188,682	275,157	217,864	276,556
Natural gas (mmcf/d)
North America	865	822	866	822
North Sea	91	136	114	128
Southeast Asia	105	93	98	97
Total natural gas	1,061	1,051	1,078	1,047
Total mboe/d	365	450	398	451
Prices (3)
Oil and liquids ($/bbl)
North America	32.92	32.76	37.87	29.80
North Sea	35.29	37.71	40.85	35.77
Southeast Asia	37.81	38.77	42.26	35.78
Algeria	35.05	-	37.33	-
Sudan	-	36.64	43.89	33.08
Crude oil and natural gas liquids	34.87	36.46	40.51	33.87
Synthetic oil	46.24	42.84	46.71	37.25
Total oil and liquids	35.02	36.53	40.58	33.90
Natural gas ($/mcf)
North America	6.41	4.08	7.22	3.68
North Sea	4.16	3.05	4.61	3.97
Southeast Asia	5.05	4.92	5.53	4.42
Total natural gas	6.09	4.02	6.80	3.78
Total ($/boe) (includes synthetic)	35.75	31.70	40.66	29.58

(1) Cash flow per common share is calculated before deducting preferred security charges.
(2) Net income per common share is calculated after deducting preferred security charges.
(3) Prices are before hedging.

BalSheet

Talisman Energy Inc.
Consolidated Balance Sheets

	June 30	December 31
(millions of Canadian dollars)	2003	2002
Assets
Current
Cash and short-term investments	488	27
Accounts receivable	690	719
Inventories	116	147
Prepaid expenses	16	24
	1,310	917

Accrued employee pension benefit asset	66	67
Other assets	78	99
Goodwill	444	469
Property, plant and equipment	9,168	10,042
	9,756	10,677
Total assets	11,066	11,594

Liabilities
Current
Accounts payable and accrued liabilities	890	803
Income and other taxes payable	219	186
	1,109	989

Deferred credits	53	57
Provision for future site restoration	766	813
Long-term debt	2,280	2,997
Future income taxes	2,020	2,236
	5,119	6,103

Shareholders' equity
Preferred securities	431	431
Common shares	2,747	2,785
Contributed surplus	73	75
Cumulative foreign currency translation	(134)	140
Retained earnings	1,721	1,071
	4,838	4,502
Total liabilities and shareholders' equity	11,066	11,594

See accompanying notes.
Interim statements are not independently audited.

Income

Talisman Energy Inc.
Consolidated Statements of Income

	Three months ended		Six months ended
(millions of Canadian dollars	June 30		June 30
except per share amounts)	2003	2002	2003	2002
Revenue
Gross sales	1,169	1,312	2,812	2,475
Less royalties	190	219	516	414
Net sales	979	1,093	2,296	2,061
Other	14	18	37	39
Total revenue	993	1,111	2,333	2,100

Expenses
Operating	249	254	543	510
General and administrative	35	35	74	66
Depreciation, depletion and amortization	329	364	690	723
Dry hole	42	25	114	52
Exploration	42	41	91	78
Interest on long-term debt	32	46	72	84
Stock-based compensation	105	-	105	-
Other	41	23	34	74
Total expenses	875	788	1,723	1,587
Gain on sale of Sudan operations	-	-	296	-
Income before taxes	118	323	906	513
Taxes
Current income tax	43	73	135	124
Future income tax (recovery)	(143)	125	(53)	122
Petroleum revenue tax	17	35	50	76
	(83)	233	132	322
Net income	201	90	774	191
Preferred security charges, net of tax	5	6	11	12
Net income available to common shareholders	196	84	763	179

Per common share (dollars)
Net income	1.52	0.62	5.90	1.33
Diluted net income	1.50	0.61	5.82	1.31
Average number of common shares outstanding (millions)
Basic	129	135	129	134
Diluted	131	137	131	137

Consolidated Statements of Retained Earnings

	Three months ended		Six months ended
	June 30		June 30
(millions of Canadian dollars)	2003	2002	2003	2002

Retained earnings, beginning of period	1,566	882	1,071	787
Net income	201	90	774	191
Common share dividends	(39)	(40)	(39)	(40)
Purchase of common shares	(2)	-	(74)	-
Preferred security charges, net of tax	(5)	(6)	(11)	(12)
Retained earnings, end of period	1,721	926	1,721	926

See accompanying notes.

Cashflow

Talisman Energy Inc.
Consolidated Statements of Cash Flows

	Three months ended		Six months ended
	June 30		June 30
(millions of Canadian dollars)	2003	2002	2003	2002
Operating
Net income	201	90	774	191
Items not involving current cash flow	357	521	580	960
Exploration	42	41	91	78
Cash flow	600	652	1,445	1,229
Deferred gain on unwound hedges	(2)	(13)	(5)	(25)
Changes in non-cash working capital	78	28	2	10
Cash provided by operating activities	676	667	1,442	1,214
Investing
Proceeds on sale of Sudan operations	-	-	1,012	-
Capital expenditures
Exploration, development and corporate	(505)	(392)	(966)	(960)
Acquisitions	(14)	(15)	(398)	(20)
Proceeds of resource property dispositions	4	8	14	12
Investments	(2)	-	(3)	-
Changes in non-cash working capital	23	(132)	(15)	(79)
Cash used in investing activities	(494)	(531)	(356)	(1,047)
Financing
Long-term debt repaid	(180)	(647)	(737)	(1,163)
Long-term debt issued	-	571	292	1,055
Common shares issued (purchased)	2	14	(114)	34
Common share dividends	(39)	(40)	(39)	(40)
Preferred security charges	(9)	(10)	(19)	(21)
Deferred credits and other	-	(4)	18	(13)
Cash used in financing activities	(226)	(116)	(599)	(148)
Effect of translation on foreign currency cash	(26)	-	(26)	-
Net (decrease) increase in cash	(70)	20	461	19
Cash and short-term investments, beginning of period	558	16	27	17
Cash and short-term investments, end of period	488	36	488	36

See accompanying notes.

SegInfo

8. Segmented Information

North America (1)				North Sea (2)				Southeast Asia (3)				Algeria				Sudan				Other				Total
Three months		Six months			Three months	Six months			Three months	Six months			Three months	Six months			Three months	Six months			Three months	Six months			Three months	Six months
ended		ended			ended	ended			ended	ended			ended	ended			ended	ended			ended	ended			ended	ended
June 30		June 30			June 30	June 30			June 30	June 30			June 30	June 30			June 30	June 30			June 30	June 30			June 30	June 30
(millions of Canadian dollars)	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002	2003	2002
Revenue
Gross sales	671	510	1,489	941	362	480	837	947	124	121	256	227	12	-	21	-	-	201	209	360	-	-	-	-	1,169	1,312	2,812	2,475
Royalties	157	89	338	170	(8)	22	(4)	49	35	31	74	58	6	-	11	-	-	77	97	137	-	-	-	-	190	219	516	414
Net sales	514	421	1,151	771	370	458	841	898	89	90	182	169	6	-	10	-	-	124	112	223	-	-	-	-	979	1,093	2,296	2,061
Other	7	8	20	18	7	10	17	21	-	-	-	-	-	-	-	-	-	-	(1)	-	-	-	1	-	14	18	37	39
Total revenue	521	429	1,171	789	377	468	858	919	89	90	182	169	6	-	10	-	-	124	111	223	-	-	1	-	993	1,111	2,333	2,100
Segmented expenses
Operating	94	82	193	166	134	128	288	266	20	19	41	38	1	-	3	-	-	25	18	40	-	-	-	-	249	254	543	510
DD&A	172	148	340	300	131	172	284	334	24	21	43	43	2	-	4	-	-	23	19	46	-	-	-	-	329	364	690	723
Dry hole	37	5	62	21	4	-	51	-	1	4	1	4	-	-	-	-	-	7	-	7	-	9	-	20	42	25	114	52
Exploration	15	13	38	31	8	7	11	11	3	4	7	6	-	-	-	-	-	2	5	4	16	15	30	26	42	41	91	78
Other	(7)	(1)	(20)	(4)	28	5	29	55	3	4	4	4	-	1	-	1	-	-	-	-	3	(1)	3	-	27	8	16	56
Total segmented expenses	311	247	613	514	305	312	663	666	51	52	96	95	3	1	7	1	-	57	42	97	19	23	33	46	689	692	1,454	1,419
Segmented income before taxes	210	182	558	275	72	156	195	253	38	38	86	74	3	(1)	3	(1)	-	67	69	126	(19)	(23)	(32)	(46)	304	419	879	681
Non-segmented expenses
General and administrative																									35	35	74	66
Interest on long-term debt																									32	46	72	84
Gain on sale of Sudan operations																									-	-	(296)	-
Stock based compensation																									105	-	105	-
Currency translation																									14	15	18	18
Total non-segmented expenses																									186	96	(27)	168
Income before taxes																									118	323	906	513

Capital expenditures
Exploration	98	55	233	162	19	26	34	53	18	10	33	14	6	(1)	3	-	-	9	7	14	24	31	38	65	165	130	348	308
Development	135	92	258	270	117	79	183	201	56	45	121	91	4	24	22	41	-	12	(5)	32	15	4	20	5	327	256	599	640
Exploration and development	233	147	491	432	136	105	217	254	74	55	154	105	10	23	25	41	-	21	2	46	39	35	58	70	492	386	947	948
Property acquisitions																									14	15	398	20
Proceeds on dispositions																									(4)	(8)	(14)	(12)
Other non-segmented																									13	6	19	12
Net capital expenditures (4)																									515	399	1,350	968

Property, plant and equipment			5,367	4,955			2,474	2,921			1,033	1,093			219	244			-	772			75	57			9,168	10,042
Goodwill			291	291			40	46			113	132			-	-			-	-			-	-			444	469
Other			858	350			299	387			201	205			12	6			-	56			18	12			1,388	1,016
Segmented assets			6,516	5,596			2,813	3,354			1,347	1,430			231	250			-	828			93	69			11,000	11,527
Non-segmented assets																											66	67
Total assets (5)																											11,066	11,594

	Three months		Six months						Three months		Six months						Three months		Six months
	ended		ended						ended		ended						ended		ended
	June 30		June 30						June 30		June 30						June 30		June 30
(1) North America	2003	2002	2003	2002	(2)	North Sea			2003	2002	2003	2002	(3)	Southeast Asia			2003	2002	2003	2002
Canada	475	429	1,072	789	United Kingdom				370	460	841	902	Indonesia				74	77	149	144
US	46	-	99	-	Netherlands				7	8	17	17	Malaysia				14	12	26	23
Total revenue	521	429	1,171	789	Total revenue				377	468	858	919	Vietnam				1	1	7	2
Canada			4,948	4,848	United Kingdom						2,435	2,875	Total revenue				89	90	182	169
US			419	107	Netherlands						39	46	Indonesia						420	515
Property, plant and equipment (5)			5,367	4,955	Property, plant and equipment						2,474	2,921	Malaysia						602	565
													Vietnam						11	13
(4)	Excluding corporate acquisitions.												Property, plant and equipment						1,033	1,093
(5)					Current year represents balances as at June 30, prior year represents balances as at December 31.

Netbacks

Talisman Energy Inc.
Product Netbacks

		Three months ended		Six months ended
		June 30		June 30
(C$ - production before royalties)		2003	2002	2003	2002
North	Oil and liquids ($/bbl)
America	Sales price	32.92	32.76	37.87	29.80
	Hedging (gain)	1.26	0.11	2.83	(0.33)
	Royalties	6.50	6.35	7.90	6.12
	Operating costs	5.89	4.64	6.08	5.06
		19.27	21.66	21.06	18.95
	Natural gas ($/mcf)
	Sales price	6.41	4.08	7.22	3.68
	Hedging (gain)	0.12	(0.21)	0.22	(0.32)
	Royalties	1.54	0.73	1.61	0.70
	Operating costs	0.70	0.65	0.73	0.65
		4.05	2.91	4.66	2.65
North Sea	Oil and liquids ($/bbl)
	Sales price	35.29	37.71	40.85	35.77
	Hedging (gain)	0.14	0.11	1.98	(0.32)
	Royalties	(0.89)	1.41	(0.39)	1.50
	Operating costs	12.91	9.51	13.49	9.89
		23.13	26.68	25.77	24.70
	Natural gas ($/mcf)
	Sales price	4.16	3.05	4.61	3.97
	Hedging (gain)	-	-	-	-
	Royalties	0.04	0.41	0.16	0.59
	Operating costs	0.38	0.49	0.50	0.47
		3.74	2.15	3.95	2.91
Southeast Asia (1)	Oil and liquids ($/bbl)
	Sales price	37.81	38.77	42.26	35.78
	Hedging (gain)	1.26	0.11	2.72	(0.33)
	Royalties	15.86	13.76	17.23	13.04
	Operating costs	7.22	7.61	7.78	7.38
		13.47	17.29	14.53	15.69
	Natural gas ($/mcf)
	Sales price	5.05	4.92	5.53	4.42
	Hedging (gain)	-	-	-	-
	Royalties	0.27	0.25	0.30	0.23
	Operating costs	0.49	0.49	0.56	0.45
		4.29	4.18	4.67	3.74
Algeria	Oil ($/bbl)
	Sales price	35.05	-	37.33	-
	Hedging (gain)	1.26	-	2.62	-
	Royalties	18.04	-	18.96	-
	Operating costs	4.07	-	5.01	-
		11.68	-	10.74	-
Sudan	Oil ($/bbl)
	Sales price	-	36.64	43.89	33.08
	Hedging (gain)	-	0.11	-	(0.31)
	Royalties	-	13.96	20.34	12.67
	Operating costs	-	4.55	3.73	3.74
		-	18.02	19.82	16.98
Total Company	Oil and liquids ($/bbl)
	Sales price	34.87	36.46	40.51	33.87
	Hedging (gain)	0.65	0.11	2.06	(0.32)
	Royalties	3.83	6.32	6.49	5.92
	Operating costs	9.87	7.17	9.58	7.27
		20.52	22.86	22.38	21.00
	Natural gas ($/mcf)
	Sales price	6.09	4.02	6.80	3.78
	Hedging (gain)	0.10	(0.16)	0.18	(0.25)
	Royalties	1.28	0.65	1.34	0.64
	Operating costs	0.65	0.62	0.69	0.61
		4.06	2.91	4.59	2.78

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.

NetProd

Talisman Energy Inc.
Additional Information for US Readers
Production net of royalties

	Three months ended		Six months ended
	June 30		June 30
	2003	2002	2003	2002

Oil and liquids (bbls/d)
North America	45,982	48,677	45,969	48,088
North Sea	104,862	124,183	106,506	125,352
Southeast Asia (1)	13,291	14,514	13,110	14,466
Algeria	1,828	-	1,642	-
Sudan	-	37,511	14,111	36,777
Synthetic oil (Canada)	2,296	2,521	2,376	2,664
Total oil and liquids	168,259	227,406	183,714	227,347

Natural gas (mmcf/d)
North America	657	675	674	666
North Sea	90	118	110	109
Southeast Asia (1)	99	88	92	93
Total natural gas	846	881	876	868

Total mboe/d	309	375	330	372

(1) Includes operations in Indonesia and Malaysia/Vietnam.

USNetbacks

Talisman Energy Inc.
Additional Information for US Readers
Product Netbacks

		Three months ended		Six months ended
		June 30		June 30
(US$ - production net of royalties)		2003	2002	2003	2002
North	Oil and liquids (US$/bbl)
America	Sales price	23.54	21.08	26.04	18.93
	Hedging (gain)	1.13	0.09	2.46	(0.26)
	Operating costs	5.25	3.71	5.29	4.04
		17.16	17.28	18.29	15.15
	Natural gas (US$/mcf)
	Sales price	4.58	2.63	4.97	2.34
	Hedging (gain)	0.12	(0.16)	0.20	(0.25)
	Operating costs	0.66	0.51	0.65	0.51
		3.80	2.28	4.12	2.08
North Sea	Oil and liquids (US$/bbl)
	Sales price	25.24	24.26	28.09	22.72
	Hedging (gain)	0.10	0.07	1.35	(0.21)
	Operating costs	9.00	6.35	9.19	6.56
		16.14	17.84	17.55	16.37
	Natural gas (US$/mcf)
	Sales price	2.97	1.96	3.17	2.52
	Hedging (gain)	-	-	-	-
	Operating costs	0.28	0.37	0.36	0.35
		2.69	1.59	2.81	2.17
Southeast Asia (1)	Oil and liquids (US$/bbl)
	Sales price	27.04	24.94	29.06	22.73
	Hedging (gain)	1.55	0.11	3.15	(0.33)
	Operating costs	8.90	7.59	9.03	7.38
		16.59	17.24	16.88	15.68
	Natural gas (US$/mcf)
	Sales price	3.61	3.17	3.80	2.81
	Hedging (gain)	-	-	-	-
	Operating costs	0.37	0.33	0.41	0.30
		3.24	2.84	3.39	2.51
Algeria	Oil (US$/bbl)
	Sales price	25.06	-	25.67	-
	Hedging (gain)	1.86	-	3.66	-
	Operating costs	6.00	-	7.00	-
		17.20	-	15.01	-
Sudan	Oil (US$/bbl)
	Sales price	-	23.57	30.18	21.01
	Hedging (gain)	-	0.11	-	(0.32)
	Operating costs	-	4.73	4.78	3.85
		-	18.73	25.40	17.48
Total Company	Oil and liquids (US$/bbl)
	Sales price	24.91	23.50	27.79	21.63
	Hedging (gain)	0.52	0.09	1.68	(0.25)
	Operating costs	7.92	5.59	7.83	5.63
		16.47	17.82	18.28	16.25
	Natural gas (US$/mcf)
	Sales price	4.30	2.59	4.62	2.41
	Hedging (gain)	0.09	(0.12)	0.15	(0.19)
	Operating costs	0.59	0.47	0.58	0.47
		3.62	2.24	3.89	2.13

(1) Includes operations in Indonesia and Malaysia/Vietnam.
Netbacks do not include synthetic oil or pipeline operations.

Ratios

Talisman Energy Inc.
Consolidated Financial Ratios
June 30, 2003

The following financial ratios are provided in connection with the Company's continuous offering of medium term notes pursuant to the short form prospectus dated March 27, 2002 and a prospectus supplement dated March 28, 2002, and are based on the corporation's consolidated financial statements that are prepared in accordance with accounting principles generally accepted in Canada.

The asset coverage ratios are calculated as at June 30, 2003.
The interest coverage ratios are for the 12 month period then ended.

	Preferred	Preferred
	Securities	Securities
	as equity (5)	as debt (6)
Interest coverage (times)
Income (1)	9.71	7.71
Cash flow (2)	21.04	16.70
Asset coverage (times)
Before deduction of future income taxes and deferred credits (3)	4.37	3.71
After deduction of future income taxes and deferred credits (4)	3.12	2.65

(1) Net income plus income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(2) Cash flow plus current income taxes and interest expense; divided by the sum of interest expense and capitalized interest.
(3) Total assets minus current liabilities; divided by long-term debt.
(4) Total assets minus current liabilities and long-term liabilities excluding long-term debt; divided by long-term debt.
(5) The Company's preferred securities are classified as equity and the related charges have been excluded from interest expense.
(6) Reflects adjusted ratios, had the preferred securities been treated as debt and the related charges been included in interest expense.